Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4/A4 (No. 333-165796) of our report dated April 25, 2008 (except for footnote 13 as to which the date is March 23, 2010) relating to the statements of income and comprehensive income, of changes in member’s equity and of cash flows of United Maritime Group LLC and its subsidiaries (the “Successor” to TECO Transport Corporation) for the twenty eight days ended December 31, 2007, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Tampa Florida
July 2, 2010

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4/A4 (No. 333-165796) of our report dated April 25, 2008 (except for footnote 13 as to which the date is March 23, 2010) relating to the consolidated statements of income and comprehensive income, of changes in stockholder’s equity and of cash flows of TECO Transport Corporation and its subsidiaries (the “Predecessor” to United Maritime Group) for the eleven months and three days ended December 3, 2007, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Tampa Florida
July 2, 2010